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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of our report dated May 28, 2003, except as to the Liquidity section of Note 1, which is as of October 29, 2003, relating to the financial statements of Therma-Wave, Inc., and our report dated May 28, 2003, except as to the Liquidity section of Note 1, which is as of October 29, 2003, relating to the financial statement schedule of Therma-Wave, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
San Jose, California
February 25, 2004